United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 N. Pearl Street, Suite 1750

Dallas, TX 75201

(Address of principal executive offices, including zip code)

(972) 823-5800

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On August 31, 2026, the Board of Directors (the “Board”) of Solidion Technology, Inc. (the “Company”) increased the size of the Board from four (4) to seven (7) members and appointed each of the following individuals to hold office until the annual meeting of stockholders at which the directors of his or her class next stand for election and until his or her successor has been duly elected and qualified, subject to earlier death, resignation, disqualification, or removal:

●	Mark Schwartz, as a Class I director;

●	Kimi L. Ellen, CPA, NACD.DC, as a Class II director; and

●	Dante W. Robinson, as a Class III director.

Mark Schwartz

Mark Schwartz. Mark Schwartz, age 70, is an accomplished CEO, CFO, and board director with more than 36 years of leadership experience across the consumer, technology and healthcare industries. He co-founded Bodega Latina Corporation, which grew into a $7 billion grocery chain and the largest Hispanic retailer in the United States, led the IPO of DD Group plc, and oversaw the sale of Bartell Drug Company to Rite Aid. Mr. Schwartz has served on more than a dozen public and private company boards, including Starbucks Coffee Company. He received a Bachelor of Arts, cum laude, from Claremont McKenna College in economics and political science and a Master of Business Administration, with honors, from Harvard Business School. Mr. Schwartz has served as a director of Onfolio Holdings, Inc. (Nasdaq: ONFO) since March 2022, where he currently serves as Chair of the Audit Committee and as a member of the Compensation Committee.

Kimi L. Ellen, CPA, NACD.DC

Kimi L. Ellen, age 56, is an award-winning CEO, Managing Partner, CPA, QFE, and board member with extensive experience in forensic auditing, consulting, governance, strategic planning, and business growth. She has advised organizations ranging from startups to Fortune 500 companies and government entities and has led complex forensic engagements, including investigations involving collaboration with the FBI. Ms. Ellen is Co-Founder, Managing Partner, and CEO of Benford Brown & Associates, LLC, where she has helped grow the firm since 1996 to nearly 50 professionals and quadrupled revenue over the last three years. She serves on boards and advisory councils including Mainstreet Legacy Partners, Nestment, Inc., Access Community Health Network, the AICPA Governing Council, NABA Inc., Diverse Organization of Firms, the Government Accounting Standards Advisory Council, and the Illinois CPA Society. Her recent honors include being named among the 2025 50 Women to Watch for Boards, Forbes’ Top 200 CPAs in the U.S., and Forbes’ Top CPAs Best-In-State. She holds a Bachelor of Science in Accountancy from the University of Illinois and is a licensed CPA in Illinois and New York.

Dante W. Robinson

Dante W. Robinson, age 59, is a business and financial leader with more than 30 years of experience in finance and audit. He is a qualified financial expert (QFE) who has served on an Audit Committee, including as Committee Chair, and is a CPA. Mr. Robinson leads regulatory oversight relationships and drives corporate and functional regulatory improvement. He developed and implemented an innovative B2C transformation technology strategy that reduced operational inefficiencies by 80%, increased business flow by 24%, and increased revenue by $3 million in its first year. He continues to refine his board governance competencies through the NACD as a Board Leadership Fellow. Mr. Robinson serves as Chief of Internal Affairs for State Compensation Insurance Fund, one of California’s largest workers’ compensation insurers, where he has worked since 2012, leading teams of 60 to 200 individuals and reporting to the Corporate Board’s Audit Committee Chair.

In connection with the foregoing, the Board (i) appointed each of Messrs. Schwartz and Robinson and Ms. Ellen as a member of the Audit Committee of the Board (together, the “Audit Committee Appointments”), and restated the composition of the Audit Committee to consist of Mmes. Tjon (Chair) and Ellen and Messrs. Robinson and Schwartz; (ii) appointed each of Mr. Schwartz and Ms. Ellen as a member of the Compensation Committee of the Board, and restated the composition of the Compensation Committee to consist of Mr. Schwartz (Chair) and Ms. Ellen and Mr. John Davis; and (iii) appointed Mr. Robinson as a member of the Nominating and Corporate Governance Committee of the Board, and restated the composition of the Nominating and Corporate Governance Committee to consist of Mr. Davis (Chair) and Mr. Robinson and Ms. Tjon.

The Board determined that each of Messrs. Schwartz and Robinson and Ms. Ellen is independent within the meaning of Rule 10A-3(b)(1) under the Exchange Act and the applicable listing standards of The Nasdaq Stock Market LLC, including the additional independence requirements applicable to members of the Audit Committee and the Compensation Committee of the Board. The Board further determined that each of Messrs. Schwartz and Robinson and Ms. Ellen qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

There are no arrangements or understandings between any of Messrs. Schwartz and Robinson and Ms. Ellen and any other person pursuant to which any of them was selected as a director, and none of them has a direct or indirect material interest in any transaction or proposed transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements

On August 31, 2026, the Board adopted non-employee director compensation arrangements pursuant to which each non-employee director will receive an annual grant of RSUs with a value of $100,000, based on a full calendar year of service and compensation, (with the number of RSUs determined by dividing $100,000 by the closing price of the Company’s common stock on the business day immediately preceding the grant date), vesting in one-third (1/3) increments on each of the first three (3) anniversaries of the grant date, and quarterly cash compensation going forward for committee service (Audit Committee members: $10,000 per quarter; Audit Committee Chair: $12,500 per quarter; Compensation Committee and Nominating and Corporate Governance Committee members: $5,000 per quarter; Compensation Committee and Nominating and Corporate Governance Committee Chairs: $6,000 per quarter).

In connection therewith, the Board authorized grants of 12,853 RSUs to each of Ms. Tjon and Mr. Davis on the same terms as described above in respect of their service during calendar year 2026 since January 1, 2026 and 4,296 RSUs to each of Messrs. Schwartz and Robinson and Ms. Ellen during calendar year 2026 since September 1, 2026.

Awards have been and will be granted under the Company’s 2023 Equity Incentive Plan.

Nasdaq Compliance

As a result of the Audit Committee Appointments, the Company has regained compliance with Nasdaq Rule 5605(c)(2)(A), which requires that the Audit Committee be composed of at least three directors within the applicable cure period to regain compliance.

Item 7.01. Regulation FD Disclosure.

On August 31, 2026, the Company issued a press release announcing the appointment of Messrs. Schwartz and Robinson and Ms. Ellen, the full text of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2026

SOLIDION TECHNOLOGY, INC.

	By:	/s/ Jaymes Winters
	Name:	Jaymes Winters
	Title:	Chief Executive Officer

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